Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

99¢ Only Stores

City of Commerce, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 9, 2012, relating to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting of 99¢ Only Stores, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

July 9, 2012